Exhibit 10.4

Annex 1 (original version) to the Corporate Guarantee dated 01/ /2014 in the amount of EUR 20 mn.
in connection with the Credit Facility Agreement with an amount of EUR 20,000,000.-- dated 06/18/2012 and the 1. Amendment of the Credit Facility Agreement dated 01/17/2014

The following branches and subsidiaries of Deutsche Bank AG ("Lending Offices") have entered into business relationship with the affiliated companies of IPG Laser GmbH.
In this context the following facilities of the Credit Facility Agreement with an amount of EUR 20,000,000.-- dated 06/18/2012 and the 1. Amendment of the Credit Facility Agreement dated 01/17/2014 have been allocated inter alia for the use of the companies listed hereafter:

Summary of credit agreements for the IPG Laser GmbH group of companies in Germany and abroad:

Debtor	Lending Office	local currency	amount (in currency)	Facility 1 Cash	Facility 2 Guarantee	total
if not in EURO convert to EURO

IPG Laser GmbH	Deutsche Bank AG, Cologne, Germany			1,000,000 €	2,500,000 €	3,500,000 €

Credit lines under guarantee of IPG Laser GmbH

IPG Photonics (Italy) S.r.l., Via Kennedy 21, 20023 Cerro Maggiore (Milano), Italy	Deutsche Bank Spa, Milano, Italy			1,500,000 €	0 €	1,500,000 €
IRE-Polus NTO, 141190, Fryazino, pl. Vvedenskogo, Russia	Deutsche Bank Ltd., Moscow, Russia			0 €	15,000,000 €	15,000,000 €
Total credit lines based on the guarantee				2,500,000 €	17,500,000 €	20,000,000 €
Burbach, Germany 20 January 2014		Cologne, 6 January 2014
Place and date		Place and date

IPG Laser GmbH
/s/ Eugene Scherbakov		/s/ Eddy Henning /s/ Joachim Gartz
(corporate seal and binding signatures of the Guarantor)		(Deutsche Bank AG Filiale Deutschlandgeschäft)

Being guarantor we agree with above mentioned changes of the facilities within the Credit Facility Agreement dated June 18th, 2012 between IPG Laser GmbH and the Bank regarding the Umbrella Facility in the amount of EUR 20 million. Further we agree with all future chanages within the Umbrella Facility and waive separate information thereof, provided that the allocation to subsidiaries of IPG Laser GmbH does not exceed an aggregate amount of EUR 20 million (cash/discount and for guarantees).

Oxford, MA USA February 25, 2014
IPG Photonics Corporation
/s/ Timothy PV Mammen

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